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                                  EXHIBIT 21.1

                            AGREE REALTY CORPORATION
             SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2004

Agree Realty Corporation; through its Operating Partnership, Agree Limited Partnership, is the sole member of the following Limited Liability Companies:

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              SUBSIDIARY                       JURISDICTION OF ORGANIZATION
-----------------------------------            ----------------------------
Agree - Columbia Crossing Project, L.L.C.           Delaware

ACCP Maryland, LLC                                  Delaware

Agree - Milestone Center Project, L.L.C.            Delaware

AMCP Germantown, LLC                                Delaware

Ann Arbor Store No 1, LLC                           Delaware
Phoenix Drive, LLC                                  Delaware
Indianapolis Store No. 16, LLC                      Delaware

Boynton Beach Store No. 150, LLC                    Delaware
Oklahoma City Store No. 151, L.L.C.                 Delaware
Omaha Store No. 166, L.L.C.                         Delaware
Tulsa Store No. 135, LLC                            Delaware

Tulsa Store No. 264, L.L.C.                         Delaware
Mt Pleasant Shopping Center L.L.C.                  Michigan
Agree Facility No. 1, L.L.C.                        Delaware
ALPSC Associates, LLC                               South Carolina
Agree Bristol & Fenton Project, LLC                 Michigan
Agree Realty South-East, LLC                        Michigan
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Agree Realty Corporation, through its Operating Partnership, Agree Limited
Partnership, owns a 99% interest in the following Limited Liability Company:

Lawrence Store No. 203, L.L.C.                      Delaware